Filed Pursuant to Rule 433
Registration Statement No. 333-227001
 Rules-Based Investment Securities (RBIs)A New Way to Invest  CoverPageAddedID  logoRBCCM1  Capital Markets  0  January 2020

 Today’s Discussion  About Royal Bank of Canada (RBC) & RBC Capital MarketsRules-Based Investment Securities (RBIs) - A New Way to InvestRBC Global Tactical Total Return Index - Risk-Adjusted Global AccessRBC Global Tactical Total Return Index - Historical Performance & AnalysisFrequently Asked Questions & ConsiderationsRBC Emerging Market Tactical Index - Historical Performance & AnalysisRBC Global Tactical Sub-Indices - Historical Performance & AnalysisAppendix

 About Royal Bank of Canada (RBC) & RBC Capital Markets  sectionRBCPageID

Part of a Leading Financial Service Provider: Royal Bank of Canada

Strong Financial Performance

- Leading, diversified provider of financial services
- 5th largest bank in North America[1]
- Universal structure with diversified business model
  - 20-25% of earnings from RBC Capital Markets[2]
- Consistently outperforms global peers:
  - 16.2% Return on Equity in Q4 2019[2]
  - 10% 5-Year Annualized Total Shareholder Return in Q4 2019[2]

By The Numbers

Top-5
One of the largest North American banks by market capitalization[1]

12.1%
Common Equity Tier 1 Ratio[2]

Aa2 & AA-
Credit ratings from Moody's and S&P, respectively[3]

$1.4 trillion
Total Assets[2]

17 million
Clients served around the globe[2]

36
Countries of operations[2]

Market Capitalization (US$ Billion)[1]



J.P.Morgan
Bank of America
ICBC 中国工商银行
WELLS FARGO
中国建设银行 China Construction Bank
中国农业银行 AGRICULTURAL BANK OF CHINA
citi
HSBC
中国银行 BANK OF CHINA
招商银行 CHINA MERCHANTS BANK
RBC
TD
CommonwealthBank
HDFC BANK
usbank
0
100
200
300
400

[1] By Market Capitalization, Bloomberg (November 28, 2019)
[2] RBC Q4 2019 Report to Shareholders
[3] Based on long-term senior debt ratings, as at October 31, 2019

3

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

RBC Capital Markets Today

An Innovative, *Trusted* Partner

- Deep expertise in capital markets, banking, and finance
- Recognized by significant corporations, institutional investors, asset managers, private equity firms, and governments around the globe as an innovative, trusted partner
- Well-established in the largest, most mature capital markets

By The Numbers

Top-10
Global Investment Bank

Over **7,900**
professionals around the globe

Footprint covers **80%** of global investment banking fee pool[4]

Serving **15,500** clients in +100 countries

Operating from **70** offices in 15 countries

Our Global Presence

Coverage Offices | Major Trading Hubs

Canada

- Calgary
- Vancouver
- **Toronto**
- Montreal

United States

- San Francisco
- Los Angeles
- Denver
- Houston
- Chicago
- Boston
- **New York**

UK & Europe

- Amsterdam
- **London**
- Paris
- Frankfurt
- Madrid
- Lausanne

Asia

- Beijing
- Tokyo
- **Hong Kong**
- Singapore

Australia

- Melbourne
- **Sydney**

Caribbean

- **Nassau**
- Holetown

... and 45 other cities around the world

[4] Thomson Reuters Global Investment Banking Review (FY 2019)

4
RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

   A Decade of Momentum and Growth  Moved up from 16th largest to the 10th largest global investment bank in 20197 Doubled our annual revenue and increased our global team by 30% (now at more than 7,900 professionals)5Grown our debt, equity, and loan origination businesses, while becoming a recognized corporate finance and M&A advisor   Since 2008,RBC Capital Markets…    By The Numbers (2008 vs. 2019)5,6    340.3  666.5  3.9  8.3  38.3  99.8  6,090  7,900  +6%Annual  +7%Annual  +9%Annual  +31%Total  16th Largestin 20088  10th Largestin 20197  1.03  354  1,841  +6%Annual  +7%Annual  2008  2019  2008  2019  2008  2019  2008  2019  2008  2019  2008  2019  2.04  5 RBC Annual Reports (2008-2019)6 Dealogic Analytics (Criteria based on completion date between 1/1/2008 – 12/31/2019)  7 Global Investment Banking Fees, Refinitiv (1/1/2019 to 12/31/2019)  8 Dealogic Analytics (2008)

Quantitative Investment Strategies (“QIS”) at RBC

Existing Capabilities

- RBC currently offers an extensive range of QIS
- 3 areas of focus:
  - Equities
  - Commodities
  - Multi-Asset
- Range of fundamental, tactical, technical and allocation strategies, on a variety of timeframes, including intra-day
- Strong presence in the Canadian equities and Americas commodities QIS market
- Issued over $4B in notional linked to QIS strategies in Americas
- Off-the-shelf strategies, as well as customized to suit client needs
- Ongoing trade-execution, performance reporting and operational support

COMMODITIES	EQUITIES	MULTI-ASSET
Liquidity	Thematic	Fixed Allocation
Carry	Factor Driven	Dynamic Allocation
Momentum	Tactical	Timing
Volatility Targeting	Volatility Targeting	Volatility Targeting

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RBC Capital Markets

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 Rules-Based Investment Securities (RBIs)A New Way to Invest  sectionRBCPageID

What are Rules-Based Investment Securities (RBIs)?

A New Risk Management Tool

- Investment product that potentially provides more efficient access to strategies designed to meet or exceed risk-adjusted benchmark returns
- Positioned as an alternative to traditional equity and/or fixed income portfolios
- Differentiated solution for the US market, with some features not available in ETFs and/or mutual funds

Key Features

- Wrapper: Unsecured senior debt obligation of RBC (Note)
- Unwinds: Redemption daily at indicative note value
- Maturity: Up to 20 years
- Linked to: Index developed by RBC Capital Markets designed to try to provide better risk-adjusted returns relative to applicable benchmark
  - Independently administered, maintained, calculated and verified by an Index Administrator & Calculation Agent
- Periodic Payments: None; total return investment; investors do not receive any dividends declared by the issuers of the index constituents
- Taxation[1]: Treated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturity
- Tracking error: None or minimal to underlying index
- At maturity: 100% participation in the index for invested funds, with deduction for applicable fees; *full principal at risk*

Linked to a rules-based strategy



Alternative to traditional equities & bonds



Distinctive features not available in ETFs or mutual funds



[1] Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

8

RBC Capital Markets

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Why consider RBIs now?

Systematic Approach to Risk Management

- Removes emotion from investing
- Allows clients to focus on long-term investing goals and not near-term market noise
- Linked to a rules-based strategy (an index) designed to potentially deliver improved risk-adjusted returns
- Automatically ***allocates to*** equities on **bullish** signals, ***allocates away from*** the market and plays defense (cash/fixed income) on **bearish** signals

Transparency

- Index methodology and notional positions are fully disclosed and easily observable (*not* a "black box")
- The Index Methodology is available to investors upon request, or at the following link www.solactive.com
- Daily redemptions and monthly performance reporting

Efficient Implementation

- "One-ticket" solution – no need to manually rebalance or execute numerous transactions
- Treated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturity[1]
- Given the rules, anyone could try to implement a rules-based strategy; ***but*** the potential remains for:
  - Emotional bias (i.e. ignoring the rules based on own views)
  - Missed trades (i.e. not properly following the strategy)
  - Difficulty in monitoring positions
  - Higher trading costs than RBC's institutional trading desk
  - Tracking error to the targeted strategy

Customization

- RBIs' term and the underlying index strategy can be customized to meet specific investment views, risk tolerances and return expectations

[1] Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

9

RBC Capital Markets

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 RBC Global Tactical Equity Total Return IndexRisk-Adjusted Global Access  sectionRBCPageID

RBC Global Tactical Equity Total Return Index

The RBC Global Tactical Equity Total Return Index *aims to optimize asset allocation between global equities and fixed-income by observing bullish or bearish trends in the market*

Index Composition: The RBC Global Tactical Index is comprised of **4 sub-indices**, the "**Tactical Indices**", which together provide global equity exposure:

Global Allocation	Sub-Index Name	Target Weight	Relevant ETF
Domestic (60%)	RBC **Large Cap US** Tactical Equity Total Return Index	50%	SPY
	RBC **Small Cap US** Tactical Equity Total Return Index	10%	IWM
International (40%)	RBC **International Developed** Tactical Equity Total Return Index	25%	EFA
	RBC **Emerging Markets** Tactical Equity Total Return Index	15%	EEM

Rules-Based Strategy

1. **Dynamic Allocation**: Each sub-index will *either* be allocated to:
   - Fixed-income: Fed Funds rate ***or***
   - Equity Exposure: Front-month futures contract linked to its respective equity index + Fed Funds
2. **Allocation Determination**
   - Monthly observations of a **tactical trigger** (Daily Moving Average (DMA))
3. **Tactical Trigger**: On the monthly observation date, if the closing price level ("Spot") of a Relevant ETF is:
   - *Greater than or equal to* its 100 DMA (200 DMA for Large Cap US) => **Bullish** ↑ signal = >100% equity exposure for that sub-index
   - *Less than* its 100 DMA (200 DMA for Large Cap US) => **Bearish** ↓ signal => 100% Fed Funds allocation for that sub-index

Rebalancing: Index is rebalanced annually to the Target Weights (see table above)

11

RBC Capital Markets

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RBC Global Tactical Index Methodology (Hypothetical Example)

Sub-Index & Weighting	Tactical Trigger	Monthly Observation Dates
Sub-Index #1 U.S. Large Cap Weight: 50%	***SPY 200 DMA***	
Sub-Index #2 U.S. Small Cap Weight: 10%	***IWM 100 DMA***	
Sub-Index #3 International Developed Weight: 25%	***EFA 100 DMA***	
Sub-Index #4 Emerging Markets Weight: 15%	***EEM 100 DMA***	

SPY Spot
Fed Funds
1
2
3
4
5
Equity Exposure
Equity Exposure
IWM Spot
Fed Funds
Fed Funds
1
2
3
4
5
Equity Exposure
Fed Funds
EFA Spot
1
2
3
4
5
Equity Exposure
EEM Spot
Fed Funds
1
2
3
4
5
Equity Exposure

12

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Index Construction Summary

RBC Global Tactical Equity Total Return Index

Allocation Determination: Monthly Observations

Global Allocation	Sub-Index & Weighting		Relevant ETF	Tactical Trigger	**At or above** Tactical Trigger *Bullish Signal* Equity Exposure	**Below** Tactical Trigger *Bearish Signal* Fixed-Income Exposure
Domestic (60%)	RBC **Large Cap US** Tactical Equity TR Index	50%	SPY	200 DMA	S&P 500 Index front-month futures contract[2] + Fed Funds	Fed Funds
	RBC **Small Cap US** Tactical Equity TR Index	10%	IWM	100 DMA	Russell 2000 Index front-month futures contract[2] + Fed Funds	Fed Funds
Int'l (40%)	RBC **Int'l Developed** Tactical Equity TR Index	25%	EFA	100 DMA	MSCI EAFE Index front-month futures contract[2] + Fed Funds	Fed Funds
	RBC **Emerging Markets** Tactical Equity TR Index	15%	EEM	100 DMA	MSCI EM Index front-month futures contract[2] + Fed Funds	Fed Funds

[2] Futures Contracts: For important details about the futures contracts used, such as the index levels that they track, their name, exchange they trade on etc., please see the table describing them at the end of this document on page 56, and refer to the relevant pricing supplement for the applicable notes.

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RBC Capital Markets

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 RBC Global Tactical Equity Total Return IndexHistorical Performance & Analysis  sectionRBCPageID

 Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019  Hypothetical Performance Using Proxies as described on pp. 23, 57-59  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 Hypothetical Historical Out-Performance during Market Corrections  Historical Period: December 29, 19951 - December 31, 2019Potential protection against market downturns  Dot.com Bubble Drawdown(Mar ’00 - Oct ’02)    MSCI ACWI IMI Net TR  -49.2%  RBC Global Tactical Equity TR  -10.8%  Financial Crisis Drawdown(Oct ’07 - Mar ’09)    MSCI ACWI IMI Net TR  -58.4%  RBC Global Tactical Equity TR  -9.1%  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019Hypothetical outperformance in 11 out of 24 annual periods, including all 7 years where the benchmark return was negative        1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - December 31, 2019Hypothetical outperformance in 11 out of 24 annual periods, including all 7 years where the benchmark return was negative  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

Hypothetical Historical Performance Metrics

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially improved risk-adjusted returns relative to the benchmark

Performance Statistics	MSCI ACWI Proxy Net Total Return Index	RBC Global Tactical Equity Total Return Index
Annualized Returns		
Since December 29, 1995	6.4%	8.8%
1 Year	26.6%	9.0%
3 Year	12.4%	11.5%
5 Year	8.4%	8.2%
10 Year	8.8%	6.7%
15 Year	6.9%	7.9%
Best/Worst		
Best 3-month Return	45.9%	25.3%
Worst 3-month Return	-42.4%	-13.5%
Best 6-month Return	65.2%	34.9%
Worst 6-month Return	-51.1%	-14.2%
Best 12-month Return	77.9%	43.2%
Worst 12-month Return	-51.1%	-12.3%
Max Drawdown	**-58.4%**	**-15.2%**
Period Start	10/31/2007	04/29/2011
Trough Date	03/09/2009	08/08/2011
Period End	05/17/2013	05/03/2013
Duration Under Water	67 months	24 months
Longest Drawdown	**-49.8%**	**-12.7%**
Period Start	03/27/2000	03/24/2000
Trough Date	10/09/2002	02/13/2003
Period End	01/06/2006	06/17/2003
Duration Under Water	69 months	39 months
Additional Statistics		
Annualized Alpha to Benchmark[2]	N/A	4.6%
Beta[3]	1	0.44
Sharpe Ratio[4]	0.34	0.64
Standard Deviation	15.1%	10.6%

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance
[2]: Excess return of the Index once all beta-drive performance has been accounted for
[3]: Expected variability of the Index returns relative to the Benchmark returns
[4]:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor
Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.

19

RBC Capital Markets

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 Hypothetical Monthly Historical Allocation1  Historical Period: December 29, 19952 - December 31, 2019  1: Allocation shows the hypothetical exposure the Global Tactical Index would have had for each month to the four Tactical Indices. It is meant only to capture whether each sub-index was allocated or not to its relevant Futures for that month, and hence the annual Target Weight (see page 11) for the sub-index is shown. The Global Tactical Index always maintains 100% exposure to the Fed Funds rate.   2: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical monthly historical allocation.3: Average hypothetical allocation based on Target Weights to each Tactical Index over the Historical Period.  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The allocation was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index.

 Maximum  Average  Median  Minimum  Deviation  374%  185%  194%  1%  71%  Hypothetical Annual Turnover1  Historical Period: December 29, 19952 - December 31, 2019Individual investors may not be likely to complete the transactions required to replicate the Index performance  1: Annual Turnover measures the total notional transactions measured as a percentage of the Index value performed over the course of a one year period by the Global Tactical Index. This includes changes due to the Annual Rebalance and also those due to the monthly allocation determination done within each of the four Tactical Indices.   2: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical annual turnover.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The allocation was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index.

RBC Global Tactical Equity Index – Hypothetical Historical Monthly Returns

Historical Period: December 29, 1995[1] - December 31, 2019

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2019	0.2%	0.5%	0.5%	3.5%	-6.2%	5.4%	0.3%	-3.8%	0.4%	2.5%	2.4%	3.4%	9.0%
2018	5.6%	-4.2%	-1.9%	0.6%	1.3%	0.0%	2.4%	2.1%	0.1%	-2.3%	0.2%	0.2%	3.9%
2017	2.1%	2.7%	1.3%	1.3%	2.1%	0.8%	2.7%	0.1%	2.1%	2.2%	1.9%	1.4%	22.5%
2016	0.0%	0.0%	1.4%	0.3%	1.0%	-0.4%	3.4%	0.1%	0.9%	-1.9%	2.0%	1.4%	8.5%
2015	-1.7%	3.7%	-1.2%	0.9%	0.4%	-2.1%	1.5%	-3.5%	0.7%	0.0%	0.0%	0.0%	-1.2%
2014	-3.9%	4.3%	0.2%	0.3%	2.1%	1.7%	-1.8%	2.4%	-1.2%	-3.1%	0.6%	-0.1%	1.1%
2013	4.1%	0.1%	2.5%	1.6%	0.9%	-1.4%	4.6%	-2.3%	3.4%	4.0%	2.1%	2.0%	23.5%
2012	1.3%	3.8%	1.6%	-1.3%	-7.2%	2.1%	0.7%	0.9%	3.0%	-1.0%	-1.8%	1.5%	3.2%
2011	1.1%	3.2%	-2.4%	3.4%	-2.2%	-3.1%	-1.5%	-5.1%	0.0%	0.0%	0.1%	0.1%	-6.6%
2010	-4.6%	2.9%	3.8%	0.7%	-8.6%	1.3%	0.0%	-0.4%	3.0%	3.7%	-1.1%	7.4%	7.5%
2009	0.0%	0.0%	0.6%	3.3%	6.8%	0.0%	8.6%	3.2%	5.0%	-2.8%	5.3%	2.4%	37.0%
2008	0.3%	0.2%	0.2%	0.2%	0.4%	-3.7%	-0.6%	0.1%	-0.6%	0.1%	0.0%	0.0%	-3.3%
2007	1.1%	-1.2%	2.1%	4.0%	3.3%	-0.1%	-1.9%	-3.3%	2.2%	3.6%	-5.2%	-0.4%	3.7%
2006	5.5%	0.0%	2.2%	3.0%	-4.6%	-5.5%	0.4%	0.3%	0.9%	2.9%	3.1%	2.2%	10.4%
2005	-2.0%	3.7%	-2.9%	-2.2%	1.8%	0.3%	4.1%	0.1%	3.1%	-3.5%	3.1%	2.1%	7.7%
2004	2.2%	2.0%	-0.3%	-3.2%	-1.0%	1.0%	-2.3%	-0.5%	0.5%	2.2%	6.0%	3.7%	10.5%
2003	-1.4%	-0.5%	0.1%	2.8%	4.8%	2.2%	3.0%	3.1%	0.1%	6.5%	1.2%	6.2%	31.7%
2002	0.5%	0.1%	1.7%	-0.6%	-0.4%	-2.9%	0.2%	0.1%	0.2%	0.2%	0.1%	0.3%	-0.6%
2001	0.5%	-1.1%	-0.9%	0.4%	0.3%	0.6%	-0.2%	0.2%	0.2%	0.2%	0.2%	0.7%	1.3%
2000	-4.0%	1.7%	4.7%	-5.7%	-0.7%	1.0%	-2.1%	4.5%	-2.8%	-4.1%	0.5%	0.5%	-6.8%
1999	0.9%	-2.8%	5.2%	5.2%	-2.2%	5.1%	-1.7%	-0.5%	-1.6%	4.5%	3.2%	8.4%	25.5%
1998	0.9%	4.3%	4.2%	0.8%	-3.5%	0.7%	-1.2%	-9.0%	5.5%	0.4%	2.0%	4.5%	9.0%
1997	3.2%	1.0%	-2.8%	3.1%	3.9%	4.4%	5.1%	-5.9%	3.3%	-1.8%	2.1%	1.2%	17.4%
1996	1.7%	0.3%	0.6%	2.3%	1.0%	0.3%	-4.5%	-0.5%	3.2%	1.3%	4.9%	-1.3%	9.2%

Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

22

RBC Capital Markets

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What is the Proxy Backtest?

RBC Capital Markets developed the rules and methodology of the Global Tactical and Tactical Indices described on pages 10-13 with the benefit of hindsight. In other words, the Indices were developed with the benefit of being able to evaluate how the Indices rules would have caused the Indices to perform had it existed during the hypothetical back-tested period.

Historical information for the Relevant Futures Contracts, the relevant ETFs, and the relevant Benchmarks is not available for all periods covered by the hypothetical back-tested information. For those periods, the back-tested information is based on the performance of related assets, as described below (in chronological order). Accordingly, the information for these periods may not reflect the performance of the Global Tactical and Tactical Indices had the Relevant Futures Contracts and/or ETFs been available at those times.

The term Proxy thus indicates that the Global Tactical and Tactical Indices methodology was applied to the changes in the prices or levels of the related assets of the Relevant Futures, the relevant ETFs, and the relevant Benchmarks for the periods over which historical information the Relevant Futures, and/or the relevant ETFs, and /or the relevant Benchmarks was not available.

Relevant Futures

- Relevant front-month futures contracts available on different trading venues –refer to **Appendix II** for more details
- Relevant net total return indices –refer to **Appendix II** for more details
- Relevant net total return versions of the Investable Market Indices (IMI) –refer to **Appendix II** for more details

ETFs

- Relevant price return indices –refer to **Appendix III** for more details

Benchmarks

- Relevant net total return indices –refer to **Appendix IV** for more details
- Relevant net total return versions of the Investable Market Indices (IMI) –refer to **Appendix IV** for more details

23

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 Frequently AskedQuestions & Risks and Considerations  sectionRBCPageID

 What are some differences between RBIs and ETFs?  Feature  RBIs  ETFs  Liquidity  Daily, through the redemption provisions included in the terms of the RBIs  Daily on exchange, subject to market  Recourse  Issuer credit  Value of ETF shares depends on value of the securities that it holds  Principal  Subject to market and issuer credit risk  Typically subject to market risk only  Tracking error  Typically none or minimal to the underlying index, subject to the fees embedded in the RBI  Low  Tax  Treated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturity. See the relevant offering documents for a more detailed discussion of potential alternative tax treatment. Investors should consult their tax advisors to determine their own tax treatment of the RBIs1   Potential exposure to capital gains and losses of portfolio, although creation/redemption mechanism works to minimizethis. Dividends and interest income passes through to shareholders  Transparency  Performance of RBIs is based on the return of the underlying index, minus applicable fees and costs. The underlying index methodology, including the index constituents, is fully transparent and disclosed  Generally depends on the returns of a portfolio of securities, which are fully disclosed  Investment Strategy  Linked to the performance of a rules-based index: the RBC Global Tactical Equity Total Return Index or the RBC Emerging Market Tactical Equity Total Return Index  Passive, active, and quantitative strategies are available  1 Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

RBC Global Tactical Equity Total Return Index Construction Questions

Why are futures used for the equity exposure as opposed to the actual index?

- Most efficient way to gain access to the index
- Other access vehicles:
  - ETFs: buying and selling ETFs could be treated differently from a tax perspective (see previous page)
  - Buying basket of stocks: operationally inefficient and costly to maintain
  - Options: pricing would not accurately reflect the performance of the strategy in real-time

Why do we observe the tactical trigger ahead of the 3rd Friday of every month?

- The futures contracts used all expire on the 3rd Friday of each calendar quarter (March, June, September and December)
- Market participants typically "roll" from the expiring future into the next expiring future in the week leading up to this expiry
- Liquidity is typically highest during this period; therefore, it makes sense to match those windows to help reduce any potential trading and transaction costs of implementing the strategy

Why do we use the 200 DMA for US Large Cap and 100 DMA for the other equity exposures?

- 200 DMA is typically more appropriate when determining trends in less-volatile indexes, which could be expected to move up or down more slowly. In that case, such indices will stay close to their moving averages. A shorter DMA would increase the risk of false signals. Using a longer-term moving average will include values from further back in time, hence increasing the distance of spot to the moving average, and potentially reducing the risk of false signals
- Conversely, a 100 DMA is typically more appropriate when an index moves more quickly, as the distance to its moving average could be high. If that were the case, with a longer DMA, there is a higher risk that large moves are required before the moving average can generate any signal. A shorter moving average would mitigate this by reacting more quickly

26 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Considerations – How is a Moving Average Calculated? What difference does the length make?

Example Calculation of MA – Underlying *Up* 1% Each Day

	Closing Price	5 Day MA	10 Day MA
Day 1	100.00		
Day 2	101.00		
Day 3	102.01		
Day 4	103.03		
Day 5	104.06	102.02	
Day 6	105.10	103.04	
Day 7	106.15	104.07	
Day 8	107.21	105.11	
Day 9	108.29	106.16	
Day 10	109.37	107.22	104.62
Day 11	110.46	108.30	105.67
Day 12	111.57	109.38	106.73
Day 13	112.68	110.47	107.79
Day 14	113.81	111.58	108.87
Day 15	114.95	112.69	109.96
Day 16	116.10	113.82	111.06
Day 17	117.26	114.96	112.17
Day 18	118.43	116.11	113.29
Day 19	119.61	117.27	114.42
Day 20	120.81	118.44	115.57

To calculate the moving average ("MA"), add the values for each day and divide by the number of days, e.g. in the table add the values for Day 1-5 (100 +101 +102.01 +103.03 +104.06). This adds to 510.1. Now divide by the number of days, 5, to obtain the average of 102.02

We say "moving" average because on each new day we will drop the oldest Spot and include the latest Spot in its calculation. Hence, the average of the Spot "moves"

We refer to "Closing Price" and "Spot" interchangeably

Example Calculation of MA – Underlying *Down* 1% Each Day

	Closing Price	5 Day MA	10 Day MA
Day 1	100.00		
Day 2	99.00		
Day 3	98.01		
Day 4	97.03		
Day 5	96.06	98.02	
Day 6	95.10	97.04	
Day 7	94.15	96.07	
Day 8	93.21	95.11	
Day 9	92.27	94.16	
Day 10	91.35	93.22	95.62
Day 11	90.44	92.28	94.66
Day 12	89.53	91.36	93.72
Day 13	88.64	90.45	92.78
Day 14	87.75	89.54	91.85
Day 15	86.87	88.65	90.93
Day 16	86.01	87.76	90.02
Day 17	85.15	86.88	89.12
Day 18	84.29	86.01	88.23
Day 19	83.45	85.15	87.35
Day 20	82.62	84.30	86.48

When the Closing Price is strictly rising (table to the left), the longer MA will always be lower than the shorter MA

This is because, in such a scenario, the longer MA still takes into account the lower, earlier values. E.g. the value for the 10 Day MA ("10DMA") can first be calculated from Day10 onwards. Its calculation includes the Period 1-5 values, which are the lowest, whereas the 5DMA ignores these, averaging only the Day 6-10 Closing Price values

When the Spot is strictly falling (table to the right), the opposite holds true – the longer MA will be strictly higher than the shorter MA

27

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Considerations – Why use different MA lengths?

Example Calculation of MA – Underlying *Up* 1% Each Day

	Spot	5 Day MA	10 Day MA
Day 1	100.00		
Day 2	101.00		
Day 3	102.01		
Day 4	103.03		
Day 5	104.06	102.02	
Day 6	105.10	103.04	
Day 7	106.15	104.07	
Day 8	107.21	105.11	
Day 9	108.29	106.16	
Day 10	109.37	107.22	104.62
% Drop Required		*-2%*	*-4.5%*

Example Calculation of MA – Underlying *Up* 2% Each Day

	Spot	5 Day MA	10 Day MA
Day 1	100.00		
Day 2	102.00		
Day 3	104.04		
Day 4	106.12		
Day 5	108.24	104.08	
Day 6	110.41	106.16	
Day 7	112.62	108.29	
Day 8	114.87	110.45	
Day 9	117.17	112.66	
Day 10	119.51	114.91	109.50
% Drop Required		*-4%*	*-9.1%*

Consider two assets: one that rises 1% each Day (Slow), the other rises 2% (Fast). For the Spots to fall below their respective MAs, the loss on Fast would need to be twice as great as the loss on Slow.

For a faster moving index or market, it can thus be more prudent to choose a shorter MA, as it is going to require less of a loss before it triggers.

False signals and whipsawing (see page 30) are major risks when using MAs. A shorter MA may help limit the losses from a false signal.

A shorter MA would trigger more often than a longer one, but would be expected to show smaller gains or losses each time it does trigger (assuming it's applied to the same market).

Example on S&P 500 over historical period from December 31, 2007 to December 31, 2011

100D MA vs 200D MA



1600
1500
1400
1300
1200
1100
1000
900
800
700
600
100DMA triggers back into market; 200DMA stays out
100DMA gets back into market earlier; 200DMA stays out longer
100DMA gets false signal; 200DMA steers clear
100DMA whipsaws; 200DMA does not
Dec-07
Jan-08
Feb-08
Mar-08
Apr-08
May-08
Jun-08
Jul-08
Aug-08
Sep-08
Oct-08
Nov-08
Dec-08
Jan-09
Feb-09
Mar-09
Apr-09
May-09
Jun-09
Jul-09
Aug-09
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
S&P 500 Index
100D MA
200D MA

Source: Bloomberg, RBC Capital Markets

28
RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Risk Considerations – False Moving Average Signals

Historical Period: April 2, 2007 - December 31, 2009

For illustration purposes only – graph not to scale



May 30, 2008 – July 21, 2008
MXEF
MXEF 100D MA
EEM
EEM 100D MA
Apr 2007
May 2007
Jun 2007
Jul 2007
Aug 2007
Sep 2007
Oct 2007
Nov 2007
Dec 2007
Jan 2008
Feb 2008
Mar 2008
Apr 2008
May 2008
Jun 2008
Jul 2008
Aug 2008
Sep 2008
Oct 2008
Nov 2008
Dec 2008
Jan 2009
Feb 2009
Mar 2009
Apr 2009
May 2009
Jun 2009
Jul 2009
Aug 2009
Sep 2009
Oct 2009
Nov 2009
Dec 2009

- Consider two ways of observing the tactical trigger used in the RBC Emerging Market Tactical Equity Total Return Index: one using the MXEF Index and the other using the EEM ETF, along with their respective 100-day Moving Average
- On **June 16, 2008,** the tactical trigger is observed and the allocation is made on **June 18, 2008**
- An investor would not allocate to equity using the trigger on the MXEF Index, but would be fully exposed to equity using the trigger on the EEM ETF, until the next allocation date (**July 16, 2008**)
- If the observation date had been three calendar days earlier (on **June 13, 2008**), an investor would not have been exposed to equity using either method
- The performance in each scenario is displayed in the table below

Historical Period: May 30, 2008 - July 21, 2008

For illustration purposes only – graph not to scale



Out
Out
In
Out
In
MXEF
MXEF 100D MA
EEM
EEM 100D MA
30 May
04 Jun
09 Jun
14 Jun
19 Jun
24 Jun
29 Jun
04 Jul
09 Jul
14 Jul
19 Jul

Observation Date	06/16/2008	06/13/2008
Allocation Date	06/18/2008	06/17/2008
Next Allocation Date	07/16/2008	07/15/2008
EM Futures contract	-9.3%	-
Fed Funds Rate	0.16%	0.16%
Signal on MXEF	**OUT**	**OUT**
Return using Trigger on MXEF Index	0.16%	0.16%
Signal on EEM	**IN**	**OUT**
Return using Trigger on EEM ETF	-9.1%	0.16%

Source: Bloomberg, RBC Capital Markets

29

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Considerations – Negative Return Asymmetry versus “Whipsawing”

What is the trade-off I make when using this strategy? On the plus side….

- The Tactical Indices attempt to exit the equity markets and switch to cash, thus avoiding the worst negative returns
- Due to the way negative returns impact overall compounded returns, this can be a good long-term strategy
- This is because negative returns affect compound returns more strongly than positive ones (“asymmetry”), as discussed below
- Depending on the magnitude of the loss avoided, this could make a substantial difference to investment returns

On the minus side… False signals

- The signals used to identify when to enter and exit equity exposure can be “false”
- Meaning the signals could cause the index to exit the equity exposure, yet equities rise thereafter; and they could also cause the index to re-enter the market when the equity market subsequently falls
- When this happens in sequence, the index “buys high and sells low” or gets “whipsawed”, which causes it to underperform versus maintaining the equity or cash exposure throughout

On the minus side… Lagged signals

- The moving average signal will react with a lag – by construction, it will only be able to signal to exit market exposure when markets have already fallen and it can only signal to re-enter market exposure when it has already started to rise
- The rise and fall required to trigger the signal could be substantial, which in turn could negatively impact investment returns

Overall?

- When markets exhibit clear and prolonged periods moving in alternate directions (up then down, or vice-versa) this strategy would be expected to work best
- When markets move sideways with large swings in either direction, causing not only many false signals, but large ones, the strategy would be expected to work the worst and underperform a buy and hold alternative the most
- Over a full-cycle, outperformance is possible (more likely if large down periods are included). Outperformance is likely in a down market only and unlikely in an up market only

30 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Considerations – Return Asymmetry

Hypothetical Illustrations

Consider the 7 Scenarios below

- In Scenario 1, an investment falls by 5%. A $100 initial investment would now be worth $95. To recover that loss, the investment must rise by $5 or in percentage returns by $5/$95 or just over 5%
- In Scenario 3, after a $20 or 20% loss to a value of $80, the required return to get back to $100 would be $20/$80, or 25%
- To recover from a 50% loss, the required return is 100%, or a doubling
- By the time a 75% loss is arrived at, even a small additional loss can make a very large difference in required recovery returns: losing $75 of the initial $100 requires a fourfold increase to recover; losing just another $5 (or $80 in total), requires a fivefold increase to recover
- Should such losses materialize in practice, it could take a very long time to recover. Avoiding half of the loss of 50% and suffering only 25% loss would mean an increase of only one third is required to recover, versus a doubling to recover



500%
400%
300%
200%
100%
0%
-100%
Returns
5%
11%
25%
33%
100%
300%
400%
-5%
-10%
-20%
-25%
-50%
-75%
-80%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Scenario 5
Scenario 6
Scenario 7
Initial Loss
Required Return to Recover from Initial Loss



16
14
12
10
8
6
4
2
0
Years to Recover
14.2
5.9
7.3
3.0
5.0
2.1
3.8
1.6
3.1
1.3
2.6
1.1
5% p.a.
10% p.a.
15% p.a.
20% p.a.
25% p.a.
30% p.a.
Assumed Return after Loss
Number of years to recover from a 50% Loss
Number of years to recover from a 25% Loss

31 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Considerations – Underperformance Potential ("Whipsaw")

Underperformance Scenario #1

Declining equity market


Fed
Funds
1
2
3
4
5
Equity

Underperformance Scenario #2

Rising equity market


Fed
Funds
1
2
3
4
5
Equity

Underperformance Scenario #3

Declining & Rising equity market


Fed
Funds
1
2
4
5
Equity
Equity

32

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

RBC Global Tactical Equity Index – Historical Drawdown Analysis

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially Improved Drawdown Metrics

- **Possibly reduced maximum drawdowns:** in historical simulation of down periods in the equity markets, the RBC Global Tactical Equity Index (RBCEGTUT) would have suffered the least, with a maximum drawdown around 1/3 of those of both the MSCI ACWI Proxy Net Total Return Index (the benchmark) and the S&P 500 Total Return Index (SPXT)
- **Protection during market downturns:** the benchmark and the SPXT hit their worst trough in March 2009 (~58% and ~55%, respectively), with the RBCEGTUT down only 12%
- **Potentially faster recovery:** the longest drawdowns for all 3 indices overlap. The benchmark and SPXT took more than 40 months to recover from their trough, while the RBCEGTUT would have taken about 4 months in this historical simulation

Historical Drawdowns



0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
RBCEGTUT
Benchmark
SPXT
RBCEGTUT (-12%)
Benchmark (-58%)
SPXT (-55%)
Dec 95
Oct 96
Aug 97
May 98
Mar 99
Dec 99
Oct 00
Aug 01
May 02
Mar 03
Dec 03
Oct 04
Aug 05
May 06
Mar 07
Dec 07
Oct 08
Aug 09
May 10
Mar 11
Dec 11
Oct 12
Jul 13
May 14
Mar 15
Dec 15
Oct 16
Jul 17
May 18
Mar 19
Dec 19

Historical Drawdowns Summary

Performance Statistics	RBC Global Tactical Equity Total Return Index	MSCI ACWI Proxy Net Total Return Index	S&P 500 Total Return Index
Max Drawdown	**-15.2%**	**-58.4%**	**-55.3%**
Period Start	04/29/2011	10/31/2007	10/09/2007
Trough Date	08/08/2011	03/09/2009	03/09/2009
Period End	05/03/2013	05/17/2013	04/02/2012
Duration Under Water	24 months	67 months	54 months
Longest Drawdown	**-12.7%**	**-49.8%**	**-47.4%**
Period Start	03/24/2000	03/27/2000	09/01/2000
Trough Date	02/13/2003	10/09/2002	10/09/2002
Period End	06/17/2003	01/06/2006	10/23/2006
Duration Under Water	39 months	69 months	74 months

Source: Solactive, Bloomberg, RBC Capital Markets

Historical Durations Under Water (days)



2500
2000
1500
1000
500
0
RBCEGTUT recovered in 4 months
Oct 02: Benchmark & SPXT both hit their trough (in 26 and 30 months)
Benchmark & SPXT took 40+ months to recover
RBCEGTUT hit trough in Feb 13 in 35 months
Dec 95
Oct 96
Aug 97
May 98
Mar 99
Dec 99
Oct 00
Aug 01
May 02
Mar 03
Dec 03
Oct 04
Aug 05
May 06
Mar 07
Dec 07
Oct 08
Aug 09
May 10
Mar 11
Dec 11
Oct 12
Jul 13
May 14
Mar 15
Dec 15
Oct 16
Jul 17
May 18
Mar 19
Dec 19
RBCEGTUT
Benchmark
SPXT

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

33

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Other Risks to Consider

Credit Risk

- RBIs are senior unsecured debt obligations of the issuer, Royal Bank of Canada
- All payments at maturity, if any, are subject to the credit of the issuer

Federal Funds Rate

- The reference rate used is the Federal Funds rate, which may be low and in theory even negative
- Thus when the index is allocated to the Federal Funds rate, the scope for gains may be very limited, particularly when the effect of any Index Adjustment Factor applied to the RBIs is included

No Active Management

- The index is completely rules-based. Hence, if the strategy underperforms, even if it underperforms significantly, no attempts will be made to change the rules to try to address such underperformance

Equity Risks

- The index, via the respective futures, exposes an investor to small capitalization stock risks, emerging market stock risks and foreign securities market stock risks

Index Specific Risks

- The index uses moving averages which exposes investors to the risk of the chosen parameters not working well, or at all, going forward. These risks, some of which have been discussed previously, can be associated with, but are not necessarily limited to: (i) the choice of when the signal is observed versus an alternative choice; (ii) the length of the moving average chosen versus another choice; (iii) the frequency at which the signal is observed and acted upon versus alternatives etc.
- The index may not perform well relative to alternative choices of investment
- The hypothetical performance information that RBC has provided in this document is based on criteria that has been applied retroactively with the benefit of hindsight, and these criteria cannot account for all financial risk that may affect the actual performance of a product linked to the index

For a more thorough discussion of risks associated with RBIs, please refer to the relevant pricing supplement for the applicable notes. You should only invest in securities linked to the index after carefully reviewing the risk factors set forth in that document.

34 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 Tactical Indices – The RBC Emerging Market Tactical Equity Total Return Index Historical Performance & Analysis  sectionRBCPageID

 Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019 Average Allocation to Emerging Markets: 58%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.     Allocation to Futures Contracts  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

 Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019Hypothetical outperformance in 9 of the 24 annual periods, including 9 out of 11 years where the benchmark return was negative             1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

 Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 9 of the 24 annual periods, including 9 out of 11 years where the benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.             Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

Hypothetical Historical Performance Metrics

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially improved risk-adjusted returns relative to the benchmark

Performance Statistics	MSCI EM Proxy Net Total Return Index	RBC EM Tactical Equity Total Return Index
Annualized Returns		
Since December 29, 1995	5.4%	8.4%
1 Year	18.4%	-2.0%
3 Year	11.6%	10.0%
5 Year	5.6%	5.3%
10 Year	3.7%	1.5%
15 Year	7.5%	8.4%
Best/Worst		
Best 3-month Return	68.9%	42.7%
Worst 3-month Return	-54.3%	-22.8%
Best 6-month Return	84.2%	65.5%
Worst 6-month Return	-61.8%	-21.2%
Best 12-month Return	113.5%	84.5%
Worst 12-month Return	-63.0%	-27.6%
Max Drawdown	**-65.2%**	**-31.9%**
Period Start	10/29/2007	07/08/1997
Trough Date	10/27/2008	01/25/1999
Period End	07/19/2017	07/02/1999
Duration Under Water	117 months	24 months
Longest Drawdown	**-65.2%**	**-23.5%**
Period Start	10/29/2007	01/11/2010
Trough Date	10/27/2008	05/19/2016
Period End	07/19/2017	07/14/2017
Duration Under Water	117 months	90 months
Additional Statistics		
Annualized Alpha to Benchmark[2]	N/A	5.0%
Beta[3]	1	0.40
Sharpe Ratio[4]	0.25	0.49
Standard Deviation	18.7%	14.2%

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance
[2]: Excess return of the Index once all beta-driven performance has been accounted for
[3]: Expected variability of the Index returns relative to the Benchmark returns
[4]: Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor
Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

39 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

RBC Emerging Market Tactical Equity Index – Hypothetical Historical Monthly Returns

Historical Period: December 29, 1995[1] - December 31, 2019

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2019	0.2%	1.0%	1.2%	2.4%	-6.1%	0.2%	-2.2%	-7.4%	-2.0%	4.1%	-0.2%	7.7%	-2.0%
2018	8.2%	-5.8%	0.4%	-0.2%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	3.5%
2017	2.4%	1.8%	3.4%	1.9%	2.6%	1.0%	5.7%	2.1%	0.1%	3.3%	-0.3%	3.7%	31.4%
2016	0.0%	0.0%	3.4%	0.6%	-3.9%	4.4%	5.6%	0.8%	2.9%	-1.0%	-6.7%	0.0%	5.8%
2015	0.0%	0.3%	-1.4%	-0.7%	-4.0%	-2.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-8.0%
2014	-3.9%	0.0%	0.0%	-0.7%	3.0%	2.3%	1.3%	3.0%	-2.8%	0.0%	0.0%	0.0%	2.0%
2013	-0.1%	-2.2%	-1.1%	-4.0%	0.0%	0.0%	0.0%	0.0%	-5.9%	4.2%	-1.0%	0.4%	-9.6%
2012	2.2%	5.5%	-2.6%	-1.9%	-9.7%	0.0%	0.0%	-2.5%	5.0%	-0.4%	1.6%	7.0%	3.1%
2011	-3.6%	-0.1%	0.0%	2.6%	-4.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-6.0%
2010	-7.2%	3.7%	-0.1%	-0.1%	-9.6%	0.0%	0.0%	-2.8%	11.4%	2.7%	-3.2%	7.6%	0.7%
2009	0.0%	0.0%	3.8%	13.6%	17.9%	-1.7%	9.4%	0.4%	9.3%	-2.8%	6.9%	2.8%	75.3%
2008	0.3%	0.2%	0.2%	0.2%	0.3%	-10.9%	-5.0%	0.2%	0.2%	0.1%	0.0%	0.0%	-13.9%
2007	-1.1%	-0.6%	4.0%	4.7%	4.9%	4.7%	5.3%	-2.1%	11.0%	11.2%	-8.3%	-3.4%	32.5%
2006	11.2%	-0.1%	0.9%	7.1%	-10.5%	-10.1%	0.4%	0.5%	0.4%	1.3%	7.4%	4.5%	11.4%
2005	0.9%	8.7%	-6.6%	-2.7%	2.0%	0.7%	7.0%	0.9%	9.3%	-6.5%	8.3%	5.9%	29.4%
2004	3.5%	4.6%	1.2%	-8.2%	-4.7%	0.1%	0.1%	0.1%	1.9%	2.4%	9.3%	4.2%	14.2%
2003	-0.4%	-1.4%	0.1%	0.1%	3.6%	5.7%	6.2%	6.7%	0.7%	8.5%	0.1%	8.4%	44.7%
2002	3.4%	1.6%	6.0%	0.6%	-1.6%	-5.0%	0.2%	0.1%	0.2%	0.2%	0.1%	-2.4%	3.0%
2001	0.5%	-5.2%	-5.4%	0.4%	0.4%	0.3%	0.3%	0.3%	0.2%	0.2%	0.2%	3.2%	-4.7%
2000	0.7%	-0.2%	0.0%	-10.8%	0.6%	0.5%	0.6%	0.6%	0.5%	0.6%	0.5%	0.5%	-6.4%
1999	-5.0%	1.3%	13.4%	12.6%	-1.7%	11.0%	-2.4%	-0.6%	-4.0%	2.3%	9.9%	15.5%	62.1%
1998	0.5%	0.4%	2.6%	-0.7%	-13.2%	-7.8%	0.5%	0.5%	0.5%	0.4%	2.1%	-3.1%	-17.1%
1997	1.4%	4.8%	-2.5%	-1.9%	1.4%	5.0%	0.9%	-12.8%	1.5%	0.5%	0.4%	0.5%	-2.0%
1996	1.5%	-1.4%	0.1%	3.5%	-1.4%	0.3%	-2.4%	0.4%	0.5%	0.5%	0.4%	0.5%	2.3%

Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

40

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 Tactical Indices – The RBC Tactical Equity Total Return Sub-Indices Historical Performance & Analysis  sectionRBCPageID

 RBC Tactical Equity Total Return Sub-Indices – Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index and the Tactical Indices (together the “Indices”) shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the Indices for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the Indices.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019Average Allocation to Large Cap US: 73%2    Allocation to Futures Contracts  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 6 of the 24 annual periods, including all 5 years where benchmark return was negative         1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 6 of the 24 annual periods, including all 5 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.

RBC Large Cap US Tactical Equity Index – Hypothetical Historical Performance Metrics

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially improved risk-adjusted returns relative to the benchmark

Performance Statistics	S&P 500 Total Return Index	RBC Large Cap US Tactical Equity Total Return Index
Annualized Returns		
Since December 29, 1995	9.2%	10.2%
1 Year	31.5%	16.7%
3 Year	15.3%	14.7%
5 Year	11.7%	10.7%
10 Year	13.6%	9.8%
15 Year	9.0%	8.7%
Best/Worst		
Best 3-month Return	40.2%	25.6%
Worst 3-month Return	-40.6%	-16.6%
Best 6-month Return	54.6%	31.8%
Worst 6-month Return	-46.1%	-15.2%
Best 12-month Return	72.3%	51.4%
Worst 12-month Return	-47.5%	-14.0%
Max Drawdown	**-55.3%**	**-19.6%**
Period Start	10/09/2007	07/17/1998
Trough Date	03/09/2009	08/31/1998
Period End	04/02/2012	03/08/1999
Duration Under Water	54 months	8 months
Longest Drawdown	**-47.4%**	**-13.1%**
Period Start	09/01/2000	03/24/2000
Trough Date	10/09/2002	10/12/2000
Period End	10/23/2006	05/30/2003
Duration Under Water	74 months	38 months
Additional Statistics		
Annualized Alpha to Benchmark[2]	N/A	4.7%
Beta[3]	1	0.45
Sharpe Ratio[4]	0.46	0.66
Standard Deviation	18.7%	12.8%

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance
[2]: Excess return of the Index once all beta-driven performance has been accounted for
[3]: Expected variability of the Index returns relative to the Benchmark returns
[4]: Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor
Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.

46

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019 Average Allocation to Small Cap US: 66%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)    Allocation to Futures Contracts  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 9 of the 24 annual periods, including 5 of 8 years where benchmark return was negative           1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 9 of the 24 annual periods, including 5 of 8 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.

RBC Small Cap US Tactical Equity Index – Hypothetical Historical Performance Metrics

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially improved risk-adjusted returns relative to the benchmark

Performance Statistics	Russell 2000 Total Return Index	RBC Small Cap US Tactical Equity Total Return Index
Annualized Returns		
Since December 29, 1995	8.6%	6.0%
1 Year	25.5%	-1.3%
3 Year	8.6%	3.5%
5 Year	8.2%	6.8%
10 Year	11.8%	7.7%
15 Year	7.9%	6.1%
Best/Worst		
Best 3-month Return	54.5%	31.5%
Worst 3-month Return	-47.1%	-27.5%
Best 6-month Return	72.2%	42.1%
Worst 6-month Return	-51.6%	-28.2%
Best 12-month Return	97.9%	62.4%
Worst 12-month Return	-48.0%	-32.3%
Max Drawdown	**-58.9%**	**-42.5%**
Period Start	07/13/2007	03/09/2000
Trough Date	03/09/2009	02/13/2003
Period End	02/11/2011	01/10/2006
Duration Under Water	43 months	70 months
Longest Drawdown	**-44.1%**	**-42.5%**
Period Start	03/09/2000	03/09/2000
Trough Date	10/09/2002	02/13/2003
Period End	01/08/2004	01/10/2006
Duration Under Water	46 months	70 months
Additional Statistics		
Annualized Alpha to Benchmark[2]	N/A	0.9%
Beta[3]	1	0.45
Sharpe Ratio[4]	0.39	0.31
Standard Deviation	22.3%	15.5%

1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance
2: Excess return of the Index once all beta-driven performance has been accounted for
3: Expected variability of the Index returns relative to the Benchmark returns
4: Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor
Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.

50 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - December 31, 2019 Average Allocation to International Developed Markets: 58%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)    Allocation to Futures Contracts  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 10 of the 24 annual periods, including all 9 years where benchmark return was negative         1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - December 31, 2019 Hypothetical outperformance in 10 of the 24 annual periods, including all 9 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.

RBC Int'l Developed Tactical Equity Index – Hypothetical Historical Performance Metrics

Historical Period: December 29, 1995[1] - December 31, 2019

Potentially improved risk-adjusted returns relative to the benchmark

Performance Statistics	MSCI EAFE Proxy Net Total Return Index	RBC Int'l Developed Tactical Equity Total Return Index
Annualized Returns		
Since December 29, 1995	4.7%	6.0%
1 Year	22.0%	4.4%
3 Year	9.6%	9.0%
5 Year	5.7%	5.1%
10 Year	5.5%	2.7%
15 Year	4.8%	5.5%
Best/Worst		
Best 3-month Return	47.1%	26.2%
Worst 3-month Return	-41.2%	-15.6%
Best 6-month Return	71.9%	48.4%
Worst 6-month Return	-51.5%	-20.2%
Best 12-month Return	75.7%	46.2%
Worst 12-month Return	-53.1%	-17.0%
Max Drawdown	**-60.4%**	**-28.9%**
Period Start	10/31/2007	01/14/2010
Trough Date	03/09/2009	08/30/2012
Period End	06/02/2014	05/29/2014
Duration Under Water	79 months	52 months
Longest Drawdown	**-60.4%**	**-28.9%**
Period Start	10/31/2007	01/14/2010
Trough Date	03/09/2009	08/30/2012
Period End	06/02/2014	05/29/2014
Duration Under Water	79 months	52 months
Additional Statistics		
Annualized Alpha to Benchmark[2]	N/A	3.0%
Beta[3]	1	0.32
Sharpe Ratio[4]	0.22	0.37
Standard Deviation	16.9%	11.3%

[1]: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance
[2]: Excess return of the Index once all beta-driven performance has been accounted for
[3]: Expected variability of the Index returns relative to the Benchmark returns
[4]:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor
Source: Solactive, Bloomberg, RBC Capital Markets

Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.

54

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

 Appendix  sectionRBCPageID

Appendix I

RBC Global Tactical Equity Total Return Index

Geography	Name	BBG Ticker	RIC Code
Global	RBC Global Tactical Equity Total Return Index	RBCEGTUT	.RBCEGTUT

List of the Tactical Equity Total Return Sub-Indices

Geography	Name	BBG Ticker	RIC Code
Large Cap US	RBC Large Cap US Tactical Equity Total Return Index	RBCELTUT	.RBCELTUT
Small Cap US	RBC Small Cap US Tactical Equity Total Return Index	RBCESTUT	.RBCESTUT
International Developed	RBC International Developed Tactical Equity Total Return Index	RBCEITUT	.RBCEITUT
Emerging Market	RBC Emerging Market Tactical Equity Total Return Index	RBCEETUT	.RBCEETUT

List of the Future Contracts

Geography	Future Contracts	Exchange	Generic Index
Large Cap US	E-mini S&P 500 Future	CME	ES1 Index
Small Cap US	E-mini Russell 2000 Future	CME	RTY1 Index
International Developed	MSCI EAFE Future	ICE	MFS1 Index
Emerging Market	MSCI Emerging Markets Future	ICE	MES1 Index

56 RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Appendix II

Futures Contract Proxies used for the Historical Period – From December 29, 1995 to December 31, 2019

Geography	Futures Contract	Historical Period
Large Cap US	E-mini S&P 500 Futures (ES1 Index)	September 9, 1997 – February 18, 2019 [1]
	S&P 500 Futures (SP1 Index)	December 29, 1995 – September 9, 1997
Small Cap US	E-mini Russell 2000 Futures (RTY1 Index)	July 11, 2017 – February 18, 2019 [1]
	Russell 2000 Mini Futures (RTA1 Index)	August 20, 2007 – July 11, 2017
	Russell 2000 Futures (RL1 Index)	December 29, 1995 – August 20, 2007
International Developed	MSCI EAFE Futures (MFS1 Index)	September 9, 2009 – February 18, 2019 [1]
	E-mini MSCI EAFE Futures (BL1 Index)	March 20, 2006 – September 9, 2009
	MSCI EAFE Net Total Return Index (M1EA Index)	December 31, 1998 – March 20, 2006
	MSCI EAFE IMI Net Index (MIMUEAFN Index)	December 29, 1995 – December 31, 1998
Emerging Market	MSCI Emerging Markets Futures (MES1 Index)	September 9, 2009 – February 18, 2019 [1]
	MSCI Emerging Markets Futures (LLL1 Index)	October 22, 2007 – September 9, 2009
	MSCI Emerging Markets Net Total Return (M1EF Index)	December 29, 2000 – October 22, 2007
	MSCI EM Emerging Markets IMI Net Index (MIMUEMRN Index)	December 29, 1995 – December 29, 2000

[1]: *The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com*

57

RBC Capital Markets

PLEASE SEE IMPORTANT RISK DISCLOSURES ON PAGE 34 AND 60.

Appendix III  ETF Proxies used for the Historical Period – From December 29, 1995 to December 31, 2019  Geography  ETF  Historical Period  Large Cap US  SPDR S&P 5000 ETF Trust (SPY US Equity)  December 29, 1995 – February 18, 2019 1  Small Cap US  iShares Russell 2000 ETF (IWM US Equity)  October 17, 2000 – February 18, 2019 1     Russell 2000 Index (RTY Index)  December 29, 1995 – October 17, 2000  International Developed  iShares MSCI EAFE ETF (EFA US Equity)  January 15, 2002 – February 18, 2019 1    MSCI EAFE Index (MXEA Index)  December 29, 1995 – January 15, 2002  Emerging Market  iShares MSCI Emerging Markets ETF (EEM US Equity)  September 3, 2003 – February 18, 2019 1    MSCI Emerging Markets Index (MXEF Index)  December 29, 1995 – September 3, 2003  1: The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com  These proxies and associated dates serve to calculate the moving averages used in the calculation of the Tactical Trigger used in the Tactical Indices.

 Appendix IV  Benchmark Proxies used for the Historical Period – From December 29, 1995 to December 31, 2019  Geography  ETF  Historical Period  Large Cap US  S&P Total Return Index (SPXT Index)  December 29, 1995 – February 18, 2019 1  Small Cap US  Russell 2000 Total Return Index (RU20INTR Index)  December 29, 1995 – February 18, 2019 1  International Developed  MSCI EAFE Net Total Return Index (NDDUEAFE Index)  December 31, 1998 – February 18, 2019 1    MSCI EAFE IMI Net Index (MIMUEAFN Index)  December 29, 1995 – December 31, 1998  Emerging Market  MSCI Emerging Net Total Return Index (NDUEEGF Index)  December 31, 1998 – February 18, 2019 1    MSCI EM Emerging Markets IMI Net Index (MIMUEMRN Index)  December 29, 1995 – December 31, 1998  Global  MSCI ACWI Net Total Return Index (NDUEACWF Index)  December 31, 1998 – February 18, 2019 1    MSCI ACWI IMI Net Total Return Index (MIMUAWON Index)  December 29, 1995 – December 31, 1998  1: The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com

 Disclaimer  This communication has been generated by employees of RBC Capital Markets’ Global Equity Linked Products, and is not a research report or a product of RBC Capital Markets’ Research Department.This presentation should not be distributed to or shown to anyone other than the intended audience. This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering and may be amended, superseded or replaced in its entirety by subsequent summaries. When making an investment decision, any prospective investor should rely solely on the relevant transaction documentation, which will contain the final terms and conditions of the transaction. The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. 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The hypothetical performance of the Index is based on criteria that have been applied retroactively with the benefit of hindsight; these criteria cannot account for all financial risk that may affect the actual performance of the Index in the future. The future performance of the Index may vary significantly from the hypothetical performance data in this document. For example, not all of the futures contracts and ETFs upon which the Index is based existed during all the periods shown; accordingly, we have used other related financial assets for those periods, when needed. In addition, please note that the back-tested performance of the Index set forth in this document does not reflect the deduction of any fees and charges that would be applicable to a financial instrument that references the Index.For the full Index methodology, please visit the following link: www.solactive.com